UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2023 (August 3, 2023)

Westrock Coffee Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41485	80-0977200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Rd.

3rd Floor

Little Rock, AR 72212

(Address of Principal Executive Offices, and
Zip Code)

(501) 320-4880

Registrant’s Telephone Number, Including
Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock, par value $0.01 per share	WESTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Westrock Coffee Company, a Delaware corporation (the “Company”), entered into that certain Amended and Restated Investor Rights Agreement, dated June 29, 2023 (the “Amended and Restated Investor Rights Agreement”) among the Company and certain other parties thereto. The Amended and Restated Investor Rights Agreement became effective on August 3, 2023 in connection with the closing of the Investment (as defined below) by HF Direct Investments Pool, LLC (“HF Investor”). The Amended and Restated Investor Rights Agreement restates and supersedes the original Investor Rights Agreement, dated April 4, 2022 (the “Prior Investor Rights Agreement”). Among other things, the Amended and Restated Investor Rights Agreement amends the Prior Investor Rights Agreement to provide HF Investor with the right to designate one (1) director to Class II of the board of directors of the Company, subject to HF Investor (together with certain affiliates thereof) owning at least 5% of the capital stock of the Company and certain other terms and conditions set forth therein.

The foregoing description of the Amended and Restated Investor Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Investor Rights Agreement, which is attached to this current report as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Closing of PIPE Investments and Preemptive Rights Exercise

As previously disclosed, the Company entered into (i) separate subscription agreements with each of HF Investor , an affiliate of the Herbert Hunt family and the Arkansas Teacher Retirement System (each, an “Investment” and collectively, the “Investments”) pursuant to which the Company agreed to issue and sell an aggregate of 10 million shares of common stock, par value of $0.01 per share (the “Common Shares”) of the Company, at a purchase price per share of $10 and (ii) subscription agreements with affiliates of Brown Brothers Harriman & Co. (the “BBH Stockholders”) pursuant to which the BBH Stockholders exercised preemptive rights under the Prior Investor Rights Agreement with respect to the Investments, and the Company agreed to issue and sell approximately 1.88 million Common Shares in the aggregate to the BBH Stockholders at a purchase price per share of $10 (the “BBH Preemptive Rights Investment”). On August 3, 2023, the Company consummated the Investments and on August 7, 2023, the Company consummated the BBH Preemptive Rights Investment, resulting in the issuance by the Company of an aggregate of 11.88 million Common Shares for aggregate gross proceeds of $118.8 million, before expenses.

The Common Shares issued pursuant to the Investments and the BBH Preemptive Rights Investment were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Rule 506(b) of Regulation D promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, Riverview Sponsor Partners, LLC and HF Direct Investments Pool, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on June 29, 2023 by Westrock Coffee Company)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer

Dated: August 9, 2023